Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:



Evergreen Short-Intermediate Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	850,362	0.18		4,811,057	9.37
Class B	   57,280	0.14		319,293	9.37
Class C	  119,022 	0.14		901,684	9.37
Class I        3,327,178 	0.19		15,037,531	9.37


Evergreen Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	20,448,707	0.16		124,054,347	6.61
Class B	1,151,751	0.13		7,793,415	6.61
Class C	1,379,461	0.13		10,360,480	6.61
Class I	17,871,853	0.17		92,378,638	6.61


Evergreen Strategic Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	5,649,572	0.16		35,280,867	8.41
Class B	685,122	0.13		4,722,633	8.39
Class C	1,407,805	0.13		11,187,201	8.44
Class I	1,505,672	0.18		6,059,847	8.41

Evergreen High Income Municipal Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	4,067,051	0.24		15,791,656	7.44
Class B	637,560	0.21		2,622,850	7.44
Class C	535,866	0.21		2,385,218	7.44
Class I	852,949	0.25		2,565,436	7.44